Exhibit 99.1

Provident Bankshares Announces Stockholder Approval

of Merger with M&T Bank

BALTIMORE: (April 8, 2009) – Provident Bankshares Corporation (Nasdaq: PBKS), the parent company of Provident Bank, today announced that its stockholders approved the merger with M&T Bank Corporation at its special meeting of stockholders. The merger was approved by more than three-quarters of Provident Bankshares’ outstanding common stock. State law requires approval of the merger by an affirmative vote of at least two-thirds of all shares outstanding.

“We are pleased that our stockholders agree that the merger with M&T is in the best interests of the Company,” said Gary N. Geisel, Chairman and CEO of Provident Bankshares. “We received strong support for the merger, with approximately 70% of all votes cast today approving the transaction. I would like to thank our employees for their tremendous support over the years and for their continued focus on our customers during this transition period.”

“Provident Bank will soon become M&T Bank, and we will bring our new customers a wider array of products and services and access to the largest network of branches and ATMs in the Baltimore-Washington corridor,” said Atwood Collins III, President and COO of M&T Bank’s Mid-Atlantic Division. “We will also be expanding our commitment to this region as we continue to grow in the Mid-Atlantic, an important market for our company.”

M&T Bank and Provident Bankshares announced their intention to merge on December 19, 2008. The transaction is expected to close by the end of May 2009, subject to the receipt of all required regulatory approvals.

About Provident Bankshares Corporation

Provident Bankshares Corporation is the holding company for Provident Bank, the largest independent commercial bank headquartered in Maryland. With $6.6 billion in assets, Provident serves individuals and businesses in the key metropolitan areas of Baltimore, Washington and Richmond through a current branch network of 142 offices in Maryland, Virginia, and southern York County, Pennsylvania. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Company and leases through Court Square Leasing. Visit Provident on the Web at www.provbank.com.

About M&T Bank Corporation

M&T Bank Corporation is a bank holding company with $65.8 billion in assets, whose banking subsidiaries, M&T Bank and M&T Bank, National Association, operate branch offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey and the District of Columbia. M&T Bank operates more than 680 branches and 1,600 ATMs.

Forward-looking Statements

This press release, as well as other written communications made from time to time by Provident Bankshares Corporation and its subsidiaries (the “Company”) and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. No forward-looking statement can be guaranteed, and actual results may differ from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this release should be evaluated together with the uncertainties that affect the Company’s business, particularly those mentioned under the headings “Forward –Looking Statements” and “Item 1A. Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2008, and its reports on Forms 10-Q and 8-K, which the Company incorporates by reference.

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